SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF
SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934
SunPower Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3008969

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3939 North First Street, San Jose, California	95134

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective Pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:

(If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Class A Preferred Stock Purchase Rights	The Nasdaq Stock Market

Class B Preferred Stock Purchase Rights	The Nasdaq Stock Market

Securities to be registered pursuant to Section 12(g) of the Act:
None.

Item 1.	Description of Registrant’s Securities to be Registered
     The description of the rights to be issued pursuant to the Rights Agreement, dated as of August 12, 2008, between SunPower Corporation (the “Company”) and Computershare Trust Company, N.A., set forth under the heading “Rights Plan” in the Company’s Form 8-K filed on August 12, 2008, is hereby incorporated by reference.

Item 2.	Exhibits

Number	Description

4.1	Rights Agreement, dated as of August 12, 2008, between the Company and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K filed on August 12, 2008).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SUNPOWER CORPORATION
By:	/s/ Emmanuel T. Hernandez
	Name:	Emmanuel T. Hernandez
	Title:	Chief Financial Officer

Date: August 25, 2008